STOCK PURCHASE AGREEMENT


        Stock Purchase Agreement (this AGREEMENT) entered into as of October 2, 2002, by and between Haig S. Bagerdjian (the BUYER), and R. Luke Stefanko (the SELLER).

        WHEREAS, the Seller desires to sell, and the Buyer desires to purchase for the consideration and on the terms set forth in this Agreement 1,436,179 shares of the common stock (the COMMON STOCK) of Point.360, a California corporation (the COMPANY), owned by the Seller.

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations and warranties herein contained, the Buyer and the Seller agree as follows:

        1. Purchase and Sale of Seller's Shares of Common Stock.

        (a) On and subject to the terms and conditions of this Agreement, at the Closing (as defined in Paragraph 1(c) hereof), the Buyer shall hereby purchase from the Seller, and the Seller shall hereby sell to the Buyer 1,436,179 shares of Common Stock of the Company owned by the Seller (the SHARES) for a purchase price of $1.85 per Share, and an aggregate purchase price of $2,656,931 (the AGGREGRATE PURCHASE PRICE).

        (b) At the Closing, the Seller shall deliver or will cause to be delivered to the Buyer a stock power and assignment endorsed in blank covering the transfer and assignment of the Shares.

        (c) A closing (the CLOSING) shall be held at the offices of Troy & Gould, 1801 Century Park East, Los Angeles, CA, or such other place as the parties to this Agreement may agree on, as soon as practicable (but in any event within three business days) following the date upon which all conditions set forth in Paragraph 6 that are capable of being satisfied prior to the Closing have been satisfied or waived, or at such other date as the Buyer and the Seller may agree; provided, that the Closing shall be delayed if and only for so long as necessary if a banking moratorium, act of terrorism or war (whether or not declared) affecting United States banking or financial markets generally prevents the Closing. The date on which the Closing takes place is referred to as the CLOSING DATE. For tax purposes, the Closing shall be effective at the end of the day on the Closing Date.

        (d) Simultaneously herewith, the Seller shall execute an Irrovocable Proxy in the form attached hereto as EXHIBIT A (the IRREVOCABLE PROXY).

        2. Payment of Purchase Price.

        (a) If the Closing takes place on or prior to October 10, 2002, the Buyer shall pay to the Seller $100,000 in cash (by certified check or wire transfer) on or before October 10, 2002. If the Closing takes place after October 10, 2002, the Buyer shall pay to the Seller $100,000 in cash (by certified check or wire transfer) at the Closing. Each and every payment pursuant to this Paragraph 2, and the other covenants, representations, warrantys and related undertakings of the Buyer and Seller contained herein, shall also constitute consideration for the grant of the Irrevocable Proxy.

        (b) As of the Closing Date , the Buyer shall assume all payment obligations of the Seller in connection with the Seller's account at Prudential Securities Incorporated (PRUDENTIAL), number OEO-343473, totaling approximately $895,000 (the PRUDENTIAL ACCOUNT), excluding the Seller's obligation to pay interest to the Buyer pursuant to a Guaranty Agreement,by and among the Buyer, the Seller and Prudential, dated as of December __, 2001 (the GUARANTY) through the later of September 1, 2002 or the Closing Date. In addition, the Buyer shall indemnify the Seller from and against any and all liabilities relating to or arising after the Closing Date from the Seller's obligations under the Prudential Account, excluding the Seller's obligation to pay interest to the Buyer pursuant to the Guaranty through the later of September 1, 2002 or the Closing Date. The Buyer will use his best efforts to secure a novation from Prudential to become the named party on the Prudential Account or in connection with any successor account or accounts which the Buyer may open to replace the Prudential Account (in each case, a SUCCESSOR ACCOUNT).

        (c) As of the Closing Date, the Buyer shall assume all payment obligations of the Seller in connection with the repayment of all remaining amounts due under Seller's note to the Company dated August 28, 2000, in the principal amount of $850,000 (the NOTE), such remaining payments totaling, as of the date of this Agreement, approximately $776,000 (principal plus interest). In addition, the Buyer shall indemnify the Seller from and against any and all liabilities relating to or arising after the Closing Date from the Seller's obligations to repay the note to the Company.

        (d) The Buyer shall pay the Seller the balance of the Aggregate Purchase Price, which is approximately $887,000, in two deferred installments of approximately $443,500 each, with the first such installment to be paid on or before August 15, 2003 (the FIRST DEFERRED INSTALLMENT) and the second such installment to be paid on or before April 15, 2004 (the SECOND DEFERRED INSTALLMENT). The actual amount of each such installment payment shall be calculated as follows: (1) the First Deferred Installment shall be equal to one half of (A) the Aggregate Purchase Price, minus (B) the sum of the actual amounts paid and liabilities and indebtedness assumed by the Buyer pursuant to Paragraphs 2(a), 2(b) and 2(c) above; and (2) the Second Deferred Installment shall be equal to (A) the Aggregate Purchase Price, minus (B) the sum of the actual amounts paid and liabilities and indebtedness assumed by the Buyer pursuant to Paragraphs 2(a), 2(b), 2(c) and the First Deferred Installment above.

        (e) In order to provide security for the installment payments set forth in Paragraph 2(d) above, the Buyer hereby grants to the Seller a secondary security interest in the Shares as set forth below. At all times until the payment of the Second Deferred Installment, the Seller shall have a security interest equal to such number of Shares as shall be equal to the lesser of (1) the 1,436,179 Shares of Common Stock of the Company transferred hereunder, and
(2) such number of Shares, other marketable securities or cash as are equivalent to the fair market value of any amounts which are unpaid pursuant to Paragraph 2(d) above. This security interest shall be subordinated to and subject to the terms of the margin and all other provisions in favor of the first secured lender under the Prudential Account or any and all Successor Accounts. In the event that the Buyer is required to post any additional security to satisfy the provisions of this Paragraph, he shall do so within 10 business days after the Company's 20 day average closing stock price reaches a level which would require such posting. The Buyer further hereby agrees not to transfer or sell any Shares from the Prudential Account until the margin loan to Prudential is satisfied or a novation is obtained from Prudential which removes the Seller's name from the Prudential Account. The Seller's security interest in such Shares shall attach to the Shares without further action on the part of the Buyer or Seller.

        3. Seller's Representations and Warranties. The Seller hereby represents and warrants to the Buyer as follows:

        (a) The Seller has the requisite legal power and authority to execute and deliver this Agreement and to perform his obligations hereunder.

        (b) The Seller is, and shall be at the Closing, the sole owner of the Shares and the Shares are and shall at the Closing be free and clear of all liens and encumbrances, and there are and shall at the Closing be no restrictions on transfer of the Shares, except for liens and encumbrances created by the Prudential Account. The Seller represents and covenants that he shall take no action to sell, pledge, encumbrance, impair or otherwise diminish or adversely impact the Shares, the Prudential Account or the Note through or after the Closing.

        (c) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject, or to the Seller's best knowledge, any law or regulation, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he is bound or to which any of his assets is subject.

        4. Buyer's Representations and Warranties. The Buyer hereby represents and warrants to the Seller as follows:

        (a) The Buyer has the requisite legal authority and power to execute, deliver and perform this Agreement and to perform his obligations hereunder.

        (b) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject, or to the Buyer's best knowledge, any law or regulation, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which he is bound or to which any of his assets is subject.

        5. Buyer's Indemnification of the Seller. Subject to the provisions of Paragraph 2 above, from the Closing Date forward, the Buyer shall hereby indemnify the Seller from and against any and all payment obligations, liabilities, claims, actions, suits and proceedings taken by the Company arising from or out of, relating to, or in connection with the Seller's obligations under the Note and the Prudential Account.

        6. Conditions Precedent. The following conditions must be met before this Agreement will become effective:

        (a) On or before the Closing, the Seller shall resign all positions with the Company or any of its affiliates, including his positions as an officer and director of the Company, as well as in all positions with any trade organizations and industry groups relating to the Company's business;

        (b) All applicable Company banks, lenders and financing syndicates and consortiums execute a formal waiver or waivers of any event of default or otherwise waives any objection to any provision of this Agreement and any Resignation and General Release Agreement between the Seller and the Company (collectively, the "Bank Waivers").

        (c) Simultaneously herewith, the Seller shall execute the Irrevocable Proxy.

        7. Termination. This Agreement may be terminated at any time prior to the Closing:

        (a) by mutual written consent of the Buyer and the Seller;

        (b) by either the Buyer or the Seller, if the Conditions Precedent contained in Paragraph 6 hereof, shall not have been met or waived by the parties on or prior to October 10, 2002, or such later date as may be agreed to by the Buyer and the Seller.

        8. Miscellaneous.

        (a) All notices, requests, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given: when received, if delivered personally or by fax, or five business days after such notice, request, demand claim or other communication is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                          If to the Seller:

                          R. Luke Stefanko
                          Point.360
                          P.O. Box 1830
                          Hollywood, CA 90028
                          Fax:  (323) 957-2297
                          If to the Buyer:

                          Haig S. Bagerdjian
                          Point.360
                          P.O. Box 1830
                          Hollywood, CA 90028
                          Fax: (323) 957-2297

Either party may change the address to which notices, requests, and other communications which are required or may be given under this Agreement are to be delivered by giving the other party or parties notice in the manner set forth above.

        (b) The terms and provisions of this Agreement shall be construed in accordance with, and governed by, the internal laws of the State of California without regard to principles of conflict of laws thereof.

        (c) Each of the Buyer and the Seller agree to execute and deliver all further documents, agreements and instruments and to take such further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

        (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        (e) This Agreement may be amended only by an agreement in writing of each party. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

        (f) The Seller and the Buyer have each been represented by counsel in connection with the transactions contemplated hereby and have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Seller and the Buyer and no presumption or burden of proof shall arise favoring or disfavoring either the Seller or the Buyer by virtue of the authorship of any of the provisions of this Agreement.

        (g) The descriptive headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

        (h) Neither this Agreement nor any rights or obligations hereunder are assignable, except by an agreement in writing signed by each of the parties hereto. This Agreement shall be binding upon and inure to the benefit of each party and its successors and such permitted assigns.

        (i) All of the representations, warranties, covenants and obligations of the parties contained in this Agreement shall survive the closing hereunder.

        (j) Any dispute or controversy between the Seller and the Buyer in any way arising out of, related to, or connected with this Agreement or the subject matter hereof, shall be resolved through final and binding arbitration in Los Angeles, California, pursuant to ss.ss. 1282-1284.2 of the California Civil Procedure Code (the "CCP"). The arbitration shall be before a single arbitrator of the American Arbitration Association (unless, pursuant to applicable federal employment law, rules or regulations a panel is required, in which case such arbitration shall be before a panel mutually agreeable to the parties thereto) who shall be mutually agreeable to the Seller and the Buyer, and the arbitration shall be governed by the rules applicable thereto promulgated by the American Arbitration Association. Notwithstanding anything in the aforementioned sections of the CCP to the contrary, the parties shall be permitted to conduct unlimited discovery (as if the subject matter of the arbitration were pending before a superior court of the State of California in a civil action which was not classified as a limited civil case) in accordance with Chapter 2 of the CCP commencing with ss. 1985, and Article 3 of the CCP commencing with ss. 2016 of Chapter 3 of Title 3 of Part IV. By this Agreement the parties have provided, in accord with CCP ss. 1283.1, that CCP ss. 1283.05 is applicable to this Agreement, except that the limitations on depositions set forth in CCP ss. 1283.05, subdivision (e) do not apply to discovery in the event of an arbitrated dispute under this Agreement.

        (k) If any party hereto brings an action or proceeding hereunder to enforce the terms hereof, the prevailing party shall be entitled to recover from the other party all of such prevailing party's attorneys' fees, costs and expenses incurred in such action or proceeding.

        (l) The Buyer shall be responsible for all broker's fees, if any, incurred in connection with the purchase of the Shares.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                                     /s/ Haig S. Bagerdjian
                                                     ----------------------
                                                         Haig S. Bagerdjian

                                                     /s/ R. Luke Stefanko
                                                     ----------------------
                                                         R. Luke Stefanko

                                    EXHIBIT A

                                IRREVOCABLE PROXY


        1. The undersigned, R. Luke Stefanko (SHAREHOLDER), holder of the number of shares of common stock of Point.360, a California corporation (the COMPANY) set forth below (the SHARES), hereby irrevocably appoints and constitutes Haig
S. Bagerdjian (PROXY HOLDER) as his attorney and proxy to attend meetings, vote, give consents, and in all other ways to act in his place and stead as to all shares subject to this irrevocable proxy (this PROXY) as long as it is in effect. Death or incapacity of the Shareholder shall not cause a revocation of the Proxy. Proxy Holder shall have full power of substitution and revocation and any proxies heretofore given are hereby revoked.

        2. In compliance with California Corporations Code section 705(e), the Proxy is made irrevocable and executed in consideration of the covenants, representations, warranties, payments, and related undertakings of the Holder and the Shareholder pursuant to the Stock Purchase Agreement, which is being executed by them simultaneously with this Irrevocable Proxy (the Stock Purchase Agreement); including without limitation the payment of the Purchase Price to the Shareholder, pursuant to Paragraph 2 of the Stock Purchase Agreement.

        3. Proxy Holder shall have complete discretion to vote the shares under the Proxy as to any matter requiring a vote of shareholders of the Company.

        4. Any additional Company shares issued to the Shareholder shall be subject to the Proxy. Certificates representing the shares set forth below and any additional Company shares issued to the Shareholder shall be affixed with a legend indicating that the shares are subject to the Proxy as follows:

        "The voting power of the shares represented by this Certificate has been previously granted to Haig S. Bagerdjian pursuant to a written proxy effective October 2, 2002, which proxy is irrevocable."

        5. Prior to any Closing under the Stock Purchase Agreement, the Proxy shall terminate upon the occurrence of the earliest of the following: (a) the termination of the Stock Purchase Agreement in accordance with its terms; or (b) the passage of one (1) year from the date of execution. Once the Closing has taken place under the Stock Purchase Agreement, the Proxy shall become permanent, and shall be irrevocable throughout and after any period in which the Shares are registered in the Shareholder's name.

        6. In the event that Proxy Holder is unable to vote the shares under the Proxy due to death or incapacity, the trustee of the Proxy Holder's estate shall become Proxy Holder. In the event the Trustee is unable to vote the shares under the Proxy due to death or incapacity, any successor Trustee shall become Proxy Holder.

        7. In the event of a dispute or controversy arising out of or relating to the Proxy, or its performance, Proxy Holder shall be entitled to vote the shares pursuant to the Proxy during the pendency of such dispute. Shareholder acknowledges that the only basis to contest in any way the Proxy, or the voting of shares under it, is for gross abuse by Proxy Holder of the voting rights herein transferred. The prevailing party in any litigation or proceeding pertaining to the Proxyshall be entitled to reasonable attorney fees actually incurred, together with costs of the litigation, including expert witness fees, if any.

        8. The Proxy may be executed in one or more counterparts constitute an original document, but all of which together shall be one and the same Proxy.

        Number of Company shares subject to the Proxy: 1,436,179, representing all of the shares held by the Shareholder in account number OEO-343473 at Prudential Securities Incorporated.

                                    Shareholder


                                    /s/ R. Luke Stefanko
                                    --------------------
                                        R. Luke Stefanko

                                    Address:




                                    ACCEPTED AND AGREED TO

                                    Proxy Holder


                                    /s/ Haig S. Bagerdjian
                                    ----------------------
                                        Haig S. Bagerdjian

                                    Address: